EXHIBIT 16

PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------

                                                      PricewaterhouseCoopers LLP
                                                      1000 Morgan Keegan Tower
                                                      Fifty North Front Street
                                                      Memphis, TN  38103
                                                      Telephone (901) 522-2000
                                                      Facsimile  (901) 523-3045



September 26, 2002



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Commissioners:

We have read the statements made by Black Warrior Wireline Corp. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated September 18, 2002. We agree with the statements concerning our Firm in such Form 8-K. However, we point out that the of the material weakness discussed in paragraph 4 of Item 4 of such Form 8-K was communicated in a letter to the audit committee and in a letter addressed to the President of the Company.


Very truly yours,




PricewaterhouseCoopers LLP